FORM OF
THIRD PARTY FEEDER FUND
AGREEMENT
AMONG
SMITH BARNEY INVESTMENT TRUST
SALOMON SMITH BARNEY INC.
AND
MASTER INVESTMENT PORTFOLIO

dated as of
JUNE 5, 2000


TABLE OF CONTENTS


ARTICLE I.	REPRESENTATIONS AND WARRANTIES
	1.1	Trust
	1.2	MIP
	1.3	Distributor

ARTICLE II.	COVENANTS
	2.1	Trust
	2.2	MIP
	2.3	Reasonable Actions

ARTICLE III.	INDEMNIFICATION
	3.1	Trust
	3.2	Distributor
	3.3	MIP

ARTICLE IV.	ADDITIONAL AGREEMENTS
	4.1	Access to Information
	4.2	Confidentiality
	4.3	Obligations of Trust and MIP

ARTICLE V.	TERMINATION, AMENDMENT
	5.1	Termination
	5.2	Amendment

ARTICLE VI.	GENERAL PROVISIONS
	6.1	Expenses
	6.2	Headings
	6.3	Entire Agreement
	6.4	Successors
	6.5	Governing Law
	6.6	Counterparts
	6.7	Third Parties
	6.8	Notices
	6.9	Interpretation
	6.10	Operation of the Fund
	6.11	Relationship of Parties; No Joint
Venture, Etc.
	6.12	Use of Name

Signatures
Schedule A
Schedule B

AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into as of the 13th day of October, 1999, by and among Smith Barney Investment Trust, a
Massachusetts business trust (the "Trust"), for itself and on behalf of its series now existing or hereafter created as set forth on Schedule A, the Smith Barney
U.S. 5000 Index Fund and the Smith Barney EAFE Index
Fund (each, a Fund and collectively, the "Funds")
Salomon Smith Barney Inc. (the "Distributor"), a
Massachusetts corporation, and Master Investment
Portfolio ("MIP"), a Delaware business trust, for itself and on behalf of its series set forth on Schedule B (each, a "Portfolio" and collectively, the "Portfolios").
WITNESSETH

WHEREAS, Trust and MIP are each registered under the Investment Company Act of 1940, as amended (the
"1940 Act") as open-end management investment companies;
WHEREAS, each Fund and its corresponding
Portfolio have the same investment objective and substantially the same investment policies;
WHEREAS, each Fund desires to invest on an ongoing basis all or substantially all of its investable assets (the "Assets") in exchange for shares of beneficial interest in the corresponding
Portfolio (the "Investment") on the terms and conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of the
foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I

REPRESENTATIONS AND WARRANTIES

1.1	Trust.  Trust represents and warrants to
MIP that:
(a)	Organization.  Trust is a business
trust duly organized, validly existing and in
good standing under the laws of The Commonwealth
of Massachusetts, and the Funds are duly and
validly designated series of Trust.  Trust and
each Fund has the requisite power and authority
to own its property and conduct its business as
proposed to be conducted pursuant to this
Agreement.
(b)	Authorization of Agreement.  The
execution and delivery of this Agreement by
Trust on behalf of the Funds and the conduct of
business contemplated hereby have been duly
authorized by all necessary action on the part
of Trust's Board of Trustees and no other action
or proceeding is necessary for the execution and
delivery of this Agreement by the Funds, or the
performance by the Funds of their obligations
hereunder.  This Agreement when executed and
delivered by Trust on behalf of the Funds shall
constitute a legal, valid and binding obligation
of Trust, enforceable against the Funds in
accordance with its terms, except as may be
limited by or subject to any bankruptcy,
insolvency, reorganization, moratorium or other
similar law affecting the enforcement of
creditors rights generally and subject to
general principles of equity.  No meeting of, or
consent by, shareholders of the Funds is
necessary to approve or implement the
Investments.
(c)	1940 Act Registration.  Trust is
duly registered under the 1940 Act as an open-
end management investment company, and such
registration is in full force and effect.
(d)	SEC Filings.  Trust has duly filed
all forms, reports, proxy statements and other
documents (collectively, the "SEC Filings")
required to be filed with the Securities and
Exchange Commission (the "SEC") under the
Securities Act of 1933, as amended (the "1933
Act"), the Securities Exchange Act of 1934 (the
"1934 Act") and the 1940 Act, and the rules and
regulations thereunder (collectively, the
"Securities Laws"), in connection with the
registration of the Funds' shares, any meetings
of its shareholders and its registration as an
investment company.  All SEC Filings relating to
the Funds were prepared to comply in all
material respects in accordance with the
requirements of the applicable Securities Laws
and do not, as of the date of this Agreement,
contain any untrue statement of a material fact
or omit to state any material fact required to
be stated therein or necessary in order to make
the statements therein, in light of the
circumstances under which they were made, not
misleading, provided that Trust makes no
representation or warranty hereunder with
respect to information supplied or required to
be supplied by by MIP or any service provider of
MIP for use in Trust's SEC Filings, including
but not limited to any written information
contained in MIP's current registration
statement relating to the Portfolios.
(e)	Fund Assets.  Each Fund currently
intends on an ongoing basis to invest its Assets
solely in the corresponding Portfolio, although
it reserves the right to invest Assets in other
securities and other assets and/or to redeem any
or all units of the corresponding Portfolio at
any time without notice.
(f)	Registration Statement.  Trust has
reviewed MIP's and the Portfolios' most recent
registration statement on Form N-lA, as provided
by MIP and as filed with the SEC.
(g)	Insurance.  Trust has in force an
errors and omissions liability insurance policy
insuring the Funds against loss up to [$______]
million for negligence or wrongful acts.
1.2	MIP.  MIP represents and warrants to Trust
that:
(a)	Organization.  MIP is a trust duly
organized, validly existing and in good standing
under the laws of the State of Delaware and the
Portfolios are duly and validly designated
series of MIP.  MIP and each Portfolio has the
requisite power and authority to own its
property and conduct its business as now being
conducted and as proposed to be conducted
pursuant to this Agreement.
(b)	Authorization of Agreement.  The
execution and delivery of this Agreement by MIP
on behalf of the Portfolios and the conduct of
business contemplated hereby have been duly
authorized by all necessary action on the part
of MIP's Board of Trustees and no other action
or proceeding is necessary for the execution and
delivery of this Agreement by the Portfolios, or
the performance by the Portfolios of their
obligations hereunder and the consummation by
the Portfolios of the transactions contemplated
hereby.  This Agreement when executed and
delivered by MIP on behalf of the Portfolios
shall constitute a legal, valid and binding
obligation of MIP and the Portfolios,
enforceable against MIP and the Portfolios in
accordance with its terms.  No meeting of, or
consent by, interestholders of the Portfolios is
necessary to approve the issuance of the
Interests (as defined below) to the Funds.
(c)	Issuance of Beneficial Interest.
The issuance by MIP of beneficial interests in
the Portfolios ("Interests") in exchange for the
Investments by the corresponding Funds of their
Assets has been duly authorized by all necessary
action on the part of the Board of Trustees of
MIP.  When issued in accordance with the terms
of this Agreement and MIP's then effective
registration statement, the Interests will be
validly issued, fully paid and non-assessable.
(d)	1940 Act Registration.  MIP is duly
registered as an open-end management investment
company under the 1940 Act and such registration
is in full force and effect.
(e)	SEC Filings; Securities Exemptions.
MIP has duly filed all SEC Filings relating to
the Portfolios required to be filed with the SEC
under the Securities Laws.  Interests in
Portfolios are not required to be registered
under the 1933 Act because such Interests are
offered solely in private placement transactions
which do not involve any "public offering"
within the meaning of Section 4(2) of the 1933
Act.  In addition, Interests in the Portfolios
are either (i) noticed or qualified for sale or
(ii) exempt from notice or qualification
requirements under applicable securities laws in
those states and other jurisdictions in which
Interests are offered and sold.  All SEC Filings
relating to the Portfolios comply in all
material respects with the requirements of the
applicable Securities Laws and do not, as of the
date of this Agreement, contain any untrue
statement of a material fact or omit to state
any material fact required to be stated therein
or necessary in order to make the statements
therein, in light of the circumstances under
which they were made, not misleading.
(f)	Tax Status.  Each Portfolio is
taxable as a partnership for federal income tax
purposes under the Internal Revenue Code of
1986, as amended (the "Code").
(g)	Taxable and Fiscal Year.  The
taxable and fiscal year end of each Portfolio is
December.
(h)	Insurance.  MIP has in force an
errors and commissions liability insurance
policy insuring the Portfolios against loss up
to [$______] million for negligence and wrongful
acts.
1.3	Distributor.	Distributor represents
and warrants to MIP that the execution and delivery of this Agreement by Distributor have been duly authorized by all necessary action on the part of Distributor and no other action or proceeding is necessary for the execution and delivery of this Agreement by Distributor, or the performance by Distributor of its obligations hereunder. This
Agreement when executed and delivered by Distributor shall constitute a legal, valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms.
ARTICLE II

COVENANTS

2.1	Trust.  Trust covenants that:
(a)	Advance Review of Certain Documents.
Trust will furnish MIP at least ten (10)
business days prior to the earlier of filing or
first use, with drafts of the Funds'
registration statement on Form N-lA and any
amendments thereto, and alo will furnish MIP at
least one (1) business day prior to the earlier
of filing or first use, with drafts of any
prospectus or statement of additional
information supplements.  In addition, Trust
will furnish or will cause to be furnished to
MIP at least three (3) business days prior to
the earlier of filing or first use, as the case
may be, any proposed advertising or sales
literature that contains language that describes
or refers to MIP or the Portfolios and that was
not previously approved in material respects by
MIP.  Trust agrees that it will include in all
such Fund documents any disclosures that may be
required by law, and that it will incorporate in
all such Fund documents any material and
reasonable comments made by MIP; provided such
comments are provided by MIP to Trust within a
reasonable time prior to filing or first use of
such Fund documents.  MIP will not, however, in
any way be liable to Trust for any errors or
omissions in such documents, whether or not MIP
makes any objection thereto, except to the
extent such errors or omissions result from
information provided in the Portfolios' 1940 Act
registration statement or otherwise provided by
MIP or any service provider of MIP for inclusion
therein.  In addition, neither the Funds nor
Distributor will make any other written or oral
representations about MIP or the Portfolios
other than those contained in such documents
without MIP's prior written consent.
(b)	SEC and Blue Sky Filings.  Trust
will file all SEC Filings required to be filed
with the SEC under the Securities Laws in
connection with the registration of the Funds'
shares, any meetings of its shareholders, and
its registration as a series of an investment
company.  Trust will file such similar or other
documents as may be required to be filed with
any securities commission or similar authority
by the laws or regulations of any state,
territory or possession of the United States,
including the District of Columbia, in which
shares of the Funds are or will be noticed for
sale ("State Filings").  The Funds' SEC Filings
will be prepared in all material respects in
accordance with the requirements of the
applicable Securities Laws, and, insofar as they
relate to information other than that supplied
or required to be supplied by MIP, will not, at
the time they are filed or used to offer the
Funds shares, contain any untrue statement of a
material fact or omit to state any material fact
required to be stated therein or necessary in
order to make the statements therein, in light
of the circumstances under which they were made,
not misleading.  The Funds' State Filings will
be prepared in accordance with the requirements
of applicable state and federal law and the
rules and regulations thereunder.
(c)	1940 Act Registration.  Trust will
be duly registered as an open-end management
investment company under the 1940 Act.
(d)	Tax Status.  The Funds will qualify
for treatment as regulated investment companies
under Subchapter M of the Code for any taxable
year during which this Agreement continues in
effect, except to the extent that a failure to
so qualify may result from any action or
omission of the corresponding portfolio or MIP.
(e)	Fiscal Year.  Each Fund shall take
appropriate action to adopt and maintain the
same fiscal year end as the corresponding
Portfolio (currently the last day of December).
(f)	Proxy Voting.  If requested to vote
on matters pertaining to MIP or the Portfolios,
the Funds will vote such shares in accordance
with applicable law or exemption therefrom.
(g)	Compliance with Laws.  Trust shall
comply, in all material respects, with all
applicable laws, rules and regulations in
connection with conducting its operations as a
registered investment company.
(h)	Year 2000 Readiness.  Trust shall
use its best efforts to ensure the readiness of
its computer systems, or those used by it in the
performance of its duties, to properly process
information and data from and after January 1,
2000.  Trust shall promptly notify MIP of any
significant problems that arise in connection
with such readiness.
2.2	MIP.  MIP covenants that:
(a)	Signature Pages.  MIP shall promptly
provide all required signature pages to Trust
for inclusion in any SEC Filings of Trust,
provided Trust is in material compliance with
its covenants and other obligations under this
Agreement at the time such signature pages are
provided and included in the SEC Filing.  Trust
and Distributor acknowledge and agree that the
provision of such signature pages does not
constitute a representation by MIP, its Trustees
or Officers, that such SEC Filing complies with
the requirements of the applicable Securities
Laws, or that such SEC Filing does not contain
any untrue statement of a material fact or does
not omit to the state any material fact required
to be stated therein or necessary in order to
make the statements therein, in light of the
circumstances under which they were made, not
misleading, except with respect to information
provided by MIP or any service provider of MIP
for inclusion in such SEC Filing or for use by
Trust in preparing such filing, which shall in
any event include any written information
obtained from MIP's current registration
statement on Form N-1A.
(b)	Redemption.  Except as otherwise
provided in this Section 2.2(b), redemptions of
Interests owned by the Funds will be effected
pursuant to Section 2.2(c).  In the event a Fund
desires to withdraw its entire Investment from
the corresponding Portfolio, either by
submitting a redemption request or by
terminating this Agreement in accordance with
Section 5.1 hereof, such Portfolio, unless
otherwise agreed to by the parties, and in all
cases subject to Sections 17 and 18 of the 1940
Act and the rules and regulations thereunder,
will effect such redemption "in kind" and in
such a manner that the securities delivered to
the Fund or its custodian for the account of the
Fund mirror, as closely as practicable, the
composition of the Portfolio immediately prior
to such redemption.  Each Portfolio further
agrees that, to the extent legally possible, it
will not take or cause to be taken any action
without Trust's prior approval that would cause
the withdrawal of a Fund's Investments to be
treated as a taxable event to the Fund.  The
Portfolios further agree to conduct their
activities in accordance with all applicable
requirements of Regulation 1.731-2(e) under the
Code or any successor regulation.
(c)	Ordinary Course Redemptions.  The
Portfolios will effect redemptions of Interests
in accordance with the provisions of the 1940
Act and the rules and regulations thereunder,
including, without limitation, Section 17
thereof.  All redemption requests other than a
withdrawal of a Fund's entire Investment in the
corresponding Portfolio under Section 2.2(b) or,
at the sole discretion of MIP, a withdrawal (or
series of withdrawals over any three (3)
consecutive business days) of an amount that
exceeds 10% of a Portfolio's net asset value,
will be effected in cash at the next determined
net asset value after the redemption request is
received.  The Portfolios will use their best
efforts to settle redemptions on the business
day following the receipt of a redemption
request by a Fund and if such next business day
settlement is not practicable, will immediately
notify the Fund regarding the anticipated
settlement date, which shall in all events be a
date permitted under the 1940 Act.
(d)	SEC Filings.  MIP will file all SEC
Filings required to be filed with the SEC under
the Securities Laws in connection with any
meetings of the Portfolios' investors and its
registration as an investment company and will
provide copies of all such definitive filings to
Trust.  The Portfolios' SEC Filings will comply
in all material respects with the requirements
of the applicable Securities Laws, and will not,
at the time they are filed or used, contain any
untrue statement of a material fact or omit to
state any material fact required to be stated
therein or necessary in order to make the
statements therein, in light of the
circumstances under which they were made, not
misleading.
(e)	1940 Act Registration.  MIP will
remain duly registered as an open-end management
investment company under the 1940 Act.
(f)	Tax Status.  Based upon applicable
IRS interpretations and rulings and Treasury
Regulations, each Portfolio will continue to be
treated as a partnership for federal income tax
purposes.  Each Portfolio will continue to
satisfy (i) the income test imposed on regulated
investment companies under Section 851(b)(2) of
the Code and (ii) the asset test imposed on
regulated investment companies under Section
851(b)(3) of the Code as if such Sections
applied to it for so long as this Agreement
continues in effect.  MIP agrees to forward to
Trust prior to the Funds' initial Investment a
copy of its opinion of counsel or private letter
ruling relating to the tax status of the
Portfolios and expressly agrees that Trust and
the Funds may rely upon such opinion or ruling
during the entire term of this Agreement.
(g)	Securities Exemptions.  Interests in
the Portfolios have been and will continue to be
offered and sold solely in private placement
transactions which do not involve any "public
offering" within the meaning of Section 4(2) of
the 1933 Act or require registration or
notification under any state law.
(h)	Advance Notice of Certain Changes.
MIP shall provide Trust with at least one
hundred twenty (120) days' advance notice, or
such lesser time as may be agreed to by the
parties, of any change in a Portfolio's
investment objective, and at least ninety (90)
days' advance notice, or if MIP has knowledge or
should have knowledge that one of the following
changes is likely to occur more than ninety (90)
days in advance of such event, notice shall be
provided as soon as reasonably possible after
MIP obtains or should have obtained such
knowledge, of any material change in a
Portfolio's investment policies or activities,
any material increase in a Portfolio's fees or
expenses, or any change in a Portfolio's fiscal
year or time for calculating net asset value for
purposes of Rule 22c-1.
(i)	Compliance with Laws.  MIP shall
comply, in all material respects, with all
applicable laws, rules and regulations in
connection with conducting its operations as a
registered investment company.
(j)	Proxy Costs.  If and to the extent
that:  (i) MIP submits a matter to a vote of a
Portfolio's Interestholders; and (ii) the
corresponding Fund determines that it is
necessary or appropriate to solicit proxies from
its shareholders in order to vote its Interests
then MIP shall assume the costs associated with
soliciting proxies from the shareholders of the
Fund.
(k) Year 2000 Readiness.  MIP shall use
its best efforts to ensure the readiness of its
computer systems, or those used by it in the
performance of its duties, to properly process
information and data from and after January 1,
2000.  MIP shall promptly notify Trust of any
significant problems that arise in connection
with such readiness.
(l) Due Diligence Costs.  MIP agrees to
pay Distributor's expenses, including counsel
fees, for a due diligence review of MIP.  Such
fees shall not exceed $15,000
2.3	Reasonable Actions.  Each party covenants
that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.
ARTICLE III

INDEMNIFICATION

3.1	Trust
(a)	Trust agrees to indemnify and hold
harmless MIP, the Portfolios and the Portfolios'
investment adviser, and any director/trustee,
officer, employee or agent of MIP, the Portfolio
or Portfolios' investment adviser (in this
Section, each, a "Covered Person" and
collectively, "Covered Persons"), against any
and all losses, claims, demands, damages,
liabilities or expenses (including, with respect
to each Covered Person, the reasonable cost of
investigating and defending against any claims
therefor and any counsel fees incurred in
connection therewith, except as provided in
subparagraph (b)) ("Losses"), that:
(i)	arise out of or are based upon
any violation or alleged violation of any
of the Securities Laws, or any other
applicable statute, rule, regulation or
common law, or are incurred in connection
with or as a result of any formal or
informal administrative proceeding or
investigation by a regulatory agency,
insofar as such violation or alleged
violation, proceeding or investigation
arises out of or is based upon any direct
or indirect omission or commission (or
alleged omission or commission) by Trust
or by any of its trustees/directors,
officers, employees or agents, but only
insofar as such omissions or commissions
relate to the Funds; or
(ii)	arise out of or are based upon
any untrue statement or alleged untrue
statement of a material fact contained in
any advertising or sales literature,
prospectus, registration statement, or any
other SEC Filing relating to the Funds, or
any amendments or supplements to the
foregoing (in this Section, collectively
"Offering Documents"), or arise out of or
are based upon the omission or alleged
omission to state therein a material fact
required to be stated therein or necessary
to make the statements therein in light of
the circumstances under which they were
made, not misleading, in each case to the
extent, but only to the extent, that such
untrue statement or alleged untrue
statement or omission or alleged omission
was not made in the Offering Documents in
reliance upon and in conformity with MIP's
registration statement on Form N-1A and
other written information furnished or
required to be furnished by MIP or any
service provider of MIP to the Funds or by
any service provider of MIP for use
therein or for use by the Funds in
preparing such documents, including but
not limited to any written information
contained in MIP's current registration
statement on Form N-1A;
provided, however, that in no case shall
Trust be liable for indemnification hereunder
with respect to any claims made against any
Covered Person unless a Covered Person shall
have notified Trust in writing within a
reasonable time after the summons, other first
legal process, notice of a federal, state or
local tax deficiency, or formal initiation of a
regulatory investigation or proceeding giving
information of the nature of the claim shall
have properly been served upon or provided to a
Covered Person seeking indemnification.  Failure
to notify Trust of such claim shall not relieve
Trust from any liability that it may have to any
Covered Person otherwise than on account of the
indemnification contained in this Section.
(b)	Trust will be entitled to
participate at its own expense in the defense
or, if it so elects, to assume the defense of
any suit brought to enforce any such liability,
but if Trust elects to assume the defense, such
defense shall be conducted by counsel chosen by
Trust.  In the event Trust elects to assume the
defense of any such suit and retain such
counsel, each Covered Person in the suit may
retain additional counsel but shall bear the
fees and expenses of such counsel unless (A)
Trust shall have specifically authorized the
retaining of and payment of fees and expenses of
such counsel or (B) the parties to such suit
include any Covered Person and Trust, and any
such Covered Person has been advised in a
written opinion by counsel reasonably acceptable
to Trust that one or more legal defenses may be
available to it that may not be available to
Trust, in which case Trust shall not be entitled
to assume the defense of such suit
notwithstanding its obligation to bear the fees
and expenses of one counsel to all such persons.
For purposes of the foregoing, the parties agree
that the fact that the interests in a Portfolio
are not registered under the 1933 Act shall be
deemed not to give rise to one or more legal or
equitable defenses available to a Portfolio that
are not available to the Trust and/or
Distributor. Trust shall not be required to
indemnify any Covered Person for any settlement
of any such claim effected without its written
consent, which consent shall not be unreasonably
withheld or delayed.  The indemnities set forth
in paragraph (a) will be in addition to any
liability that Trust might otherwise have to
Covered Persons.
3.2	Distributor
(a)	Distributor agrees to indemnify and
hold harmless MIP, the Portfolios and the
Portfolios' investment adviser, and any
director/trustee, officer, employee or agent of
MIP, the Portfolios or Portfolios' investment
adviser (in this Section, each, a "Covered
Person" and collectively, "Covered Persons"),
against any and all losses, claims, demands,
damages, liabilities or expenses (including,
with respect to each Covered Person, the
reasonable cost of investigating and defending
against any claims therefor and any counsel fees
incurred in connection therewith, except as
provided in subparagraph (b)) ("Losses"), that:
(i)	arise out of or are based upon
any violation or alleged violation of any
of the Securities Laws, or any other
applicable statute, rule, regulation or
common law, or are incurred in connection
with or as a result of any formal or
informal administrative proceeding or
investigation by a regulatory agency,
insofar as such violation or alleged
violation, proceeding or investigation
arises out of or is based upon any direct
or indirect omission or commission (or
alleged omission or commission) by
Distributor or by any of its or their
trustees/directors, officers, employees or
agents, but only insofar as such omissions
or commissions relate to the Funds; or
(ii)	arise out of or are based upon
any untrue statement or alleged untrue
statement of a material fact contained in
any advertising or sales literature,
prospectus, registration statement, or any
other SEC Filing relating to the Funds, or
any amendments or supplements to the
foregoing (in this Section, collectively
"Offering Documents"), or arise out of or
are based upon the omission or alleged
omission to state therein a material fact
required to be stated therein or necessary
to make the statements therein in light of
the circumstances under which they were
made, not misleading, in each case to the
extent, but only to the extent, that such
untrue statement or alleged untrue
statement or omission or alleged omission
was not made in the Offering Documents in
reliance upon and in conformity with MIP's
registration statement on Form N-1A and
other written information furnished by MIP
to the Funds or by any service provider of
MIP for use therein or for use by the
Funds in preparing such documents,
including but not limited to any written
information contained in MIP's current
registration statement on Form N-1A;
provided, however, that in no case shall
Distributor be liable for Losses to the extent
Trust pays the amount of such Losses to the
Covered Person under Section 3.1(a) hereof, nor
shall Distributor be liable for indemnification
hereunder with respect to any claims made
against any Covered Person unless a Covered
Person shall have notified Distributor in
writing within a reasonable time after the
summons, other first legal process, notice of a
federal, state or local tax deficiency, or
formal initiation of a regulatory investigation
or proceeding giving information of the nature
of the claim shall have properly been served
upon or provided to a Covered Person seeking
indemnification.  Failure to notify Distributor
of such claim shall not relieve Distributor from
any liability that it may have to any Covered
Person otherwise than on account of the
indemnification contained in this Section.
(b)	Distributor will be entitled to
participate at its own expense in the defense
or, if it so elects, to assume the defense of
any suit brought to enforce any such liability,
but if Distributor elects to assume the defense,
such defense shall be conducted by counsel
chosen by Distributor.  In the event Distributor
elects to assume the defense of any such suit
and retain such counsel, each Covered Person in
the suit may retain additional counsel but shall
bear the fees and expenses of such counsel
unless (A) Distributor shall have specifically
authorized the retaining of and payment of fees
and expenses of such counsel or (B) the parties
to such suit include any Covered Person and
Distributor, and any such Covered Person has
been advised in a written opinion by counsel
reasonably acceptable to Distributor that one or
more legal defenses may be available to it that
may not be available to Distributor, in which
case Distributor shall not be entitled to assume
the defense of such suit notwithstanding its
obligation to bear the fees and expenses of one
counsel to all such persons.  Distributor shall
not be required to indemnify any Covered Person
for any settlement of any such claim effected
without its written consent, which consent shall
not be unreasonably withheld or delayed.  The
indemnities set forth in paragraph (a) will be
in addition to any liability that Distributor
might otherwise have to Covered Persons.
3.3	MIP.
(a)	MIP agrees to indemnify and hold
harmless Trust, the Funds, Distributor, and any
affiliate of the Trust, the Funds and/or the
Distributor providing services to Trust and/or
the Funds, and any trustee/director, officer,
employee or agent of any of them (in this
Section, each, a "Covered Person" and
collectively, "Covered Persons"), against any
and all losses, claims, demands, damages,
liabilities or expenses (including, with respect
to each Covered Person, the reasonable cost of
investigating and defending against any claims
therefor and any counsel fees incurred in
connection therewith, except as provided in
subparagraph (b)) ("Losses"), that:
(i)	arise out of or are based upon
any violation or alleged violation of any
of the Securities Laws, or any other
applicable statute, rule, regulation or
common law or are incurred in connection
with or as a result of any formal or
informal administrative proceeding or
investigation by a regulatory agency,
insofar as such violation or alleged
violation, proceeding or investigation
arises out of or is based upon any direct
or indirect omission or commission (or
alleged omission or commission) by MIP, or
any of its trustees, officers, employees
or agents; or
(ii)	arise out of or are based upon
any untrue statement or alleged untrue
statement of a material fact contained in
any advertising or sales literature, or
any other SEC Filing relating to the
Portfolios, or any amendments to the
foregoing (in this Section, collectively,
the "Offering Documents") relating to the
Portfolios, or arise out of or are based
upon the omission or alleged omission to
state therein, a material fact required to
be stated therein, or necessary to make
the statements therein in light of the
circumstances under which they were made,
not misleading; or
(iii)	arise out of or are based upon
any untrue statement or alleged untrue
statement of a material fact contained in
any Offering Documents relating to Trust
or the Funds, or arise out of or are based
upon the omission or alleged omission to
state therein a material fact required to
be stated therein or necessary to make the
statements therein in light of the
circumstances under which they were made,
not misleading, in each case to the
extent, but only to the extent, that such
untrue statement or alleged untrue
statement or omission or alleged omission
was made in reliance upon and in
conformity with written information
furnished or required to be furnished to
the Funds by MIP or any service provider
of MIP for use therein or for use by the
Funds in preparing such documents,
including but not limited to any written
information contained in MIP's current
registration statement on Form N-1A.
provided, however, that in no case shall
MIP be liable for indemnification hereunder with
respect to any claims made against any Covered
Person unless a Covered Person shall have
notified MIP in writing within a reasonable time
after the summons, other first legal process,
notice of a federal, state or local tax
deficiency, or formal initiation of a regulatory
investigation or proceeding giving information
of the nature of the claim shall have properly
been served upon or provided to a Covered Person
seeking indemnification.  Without limiting the
generality of the foregoing, Portfolio's
indemnity to Covered Persons shall include all
relevant liabilities of Covered Persons under
the Securities Laws, as if the Offering
Documents constitute a "prospectus" within the
meaning of the 1933 Act, and MIP had registered
its interests under the 1933 Act pursuant to a
registration statement meeting the requirements
of the 1933 Act.  Failure to notify MIP of such
claim shall not relieve MIP from any liability
that it may have to any Covered Person otherwise
than on account of the indemnification contained
in this Section.
(b)	MIP will be entitled to participate
at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if MIP elects to assume the defense, such defense shall be conducted by counsel chosen by MIP. In the event MIP elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) MIP shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or
(B) the parties to such suit include any Covered
Person and MIP, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to MIP that one or more legal defenses may be available to it that may not be available to MIP, in which case MIP shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to such persons. MIP shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that MIP might otherwise have to Covered Persons.
ARTICLE IV

ADDITIONAL AGREEMENTS

4.1	Access to Information.  Throughout the
life of this Agreement, Trust and MIP shall afford
each other reasonable access at all reasonable times
to such party's officers, employees, agents and
offices and to all relevant books and records and
shall furnish each other party with all relevant
financial and other data and information as such other
party may reasonably request.
4.2	Confidentiality.  Each party agrees that
it shall hold in strict confidence all data and
information obtained from another party (unless such
information is or becomes readily ascertainable from
public or published information or trade sources or
public disclosure of such information is required by
law) and shall ensure that its officers, employees and
authorized representatives do not disclose such
information to others without the prior written
consent of the party from whom it was obtained, except
if disclosure is required by the SEC, any other
regulatory body, the Funds' or Portfolios' respective
auditors, or in the opinion of counsel to the
disclosing party such disclosure is required by law,
and then only with as much prior written notice to the
other parties as is practical under the circumstances.
Each party hereto acknowledges that the provisions of
this Section 4.2 shall not prevent Trust or MIP from
filing a copy of this Agreement as an exhibit to a
registration statement on Form N-1A as it relates to
the Funds or Portfolios, respectively, and that such
disclosure by Trust or MIP shall not require any
additional consent from the other parties.
4.3	Obligations of Trust and MIP.  MIP agrees
that the financial obligations of Trust under this Agreement shall be binding only upon the assets of the Funds, and that except to the extent liability may be imposed under relevant Securities Laws, MIP shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of Trust or the Funds, and in no case shall MIP or any covered person have recourse to the assets of any series of the Trust other than the Funds. Trust agrees that the financial obligations of MIP under this Agreement shall be binding only upon the assets of the Portfolios and that, except to the extent liability may be imposed under relevant Securities
Laws, Trust shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of MIP or other classes or series of MIP.
ARTICLE V

TERMINATION, AMENDMENT

5.1	Termination.  This Agreement may be
terminated at any time by the mutual agreement in
writing of all parties, or by any party on ninety (90)
days' advance written notice to the other parties
hereto; provided, however, that nothing in this
Agreement shall limit Trust's right to redeem all or a
portion of its units of the Portfolios in accordance
with the 1940 Act and the rules thereunder.  The
provisions of Article III and Sections 4.2 and 4.3
shall survive any termination of this Agreement.
5.2	Amendment.  This Agreement may be amended,
modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.
ARTICLE VI

GENERAL PROVISIONS

6.1	Expenses.  All costs and expenses incurred
in connection with this Agreement and the conduct of
business contemplated hereby shall be paid by the
party incurring such costs and expenses.
6.2	Headings.  The headings and captions
contained in this Agreement are for reference purposes
only and shall not affect in any way the meaning or
interpretation of this Agreement.
6.3	Entire Agreement.  This Agreement sets
forth the entire understanding between the parties
concerning the subject matter of this Agreement and
incorporates or supersedes all prior negotiations and
understandings.  There are no covenants, promises,
agreements, conditions or understandings, either oral
or written, between the parties relating to the
subject matter of this Agreement other than those set
forth herein.  This Agreement may be amended only in a
writing signed by all parties.
6.4	Successors.  Each and all of the
provisions of this Agreement shall be binding upon and
inure to the benefit of the parties hereto and their
respective successors and assigns; provided, however,
that neither this Agreement, nor any rights herein
granted may be assigned to, transferred to or
encumbered by any party, without the prior written
consent of the other parties hereto.
6.5	Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws
of the State of California without regard to the
conflicts of laws provisions thereof; provided,
however, that in the event of any conflict between the
1940 Act and the laws of California, the 1940 Act
shall govern.
6.6	Counterparts.  This Agreement may be
executed in any number of counterparts, all of which
shall constitute one and the same instrument, and any
party hereto may execute this Agreement by signing one
or more counterparts.
6.7	Third Parties.  Except as expressly
provided in Article III, nothing herein expressed or
implied is intended or shall be construed to confer
upon or give any person, other than the parties hereto
and their successors or assigns, any rights or
remedies under or by reason of this Agreement.
6.8	Notices.  All notices and other
communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:

If to Trust:

Smith Barney Investment Trust
388 Greenwich Street, 22nd Floor
New York, New York 10013

If to Distributor:

CFBDS, Inc.
21 Milk Street
Boston, MA  02109-5408

If to MIP:

Chief Operating Officer
Master Investment Portfolio
c/o Stephens Inc.
111 Center Street
Little Rock, AR  72201

6.9	Interpretation.  Any uncertainty or
ambiguity existing herein shall not be interpreted
against any party, but shall be interpreted according
to the application of the rules of interpretation for
arms' length agreements.
6.10	Operation of the Funds.  Except as
otherwise provided herein, this Agreement shall not
limit the authority of the Funds, Trust or Distributor
to take such action as they may deem appropriate or
advisable in connection with all matters relating to
the operation of the Funds and the sale of their
shares.
6.11	Relationship of Parties; No Joint Venture,
Etc.  It is understood and agreed that neither Trust
nor Distributor shall hold itself out as an agent of
MIP with the authority to bind such party, nor shall
MIP hold itself out as an agent of Trust or
Distributor with the authority to bind such party.
6.12	Use of Name.  Except as otherwise provided
herein or required by law (e.g., in Trust's
Registration Statement on Form N-1A), neither Trust, the Funds nor Distributor shall describe or refer to the name of MIP, the Portfolios or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of MIP, nor shall MIP describe or refer to the name of Trust, the Funds or Distributor or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of Trust, the Funds or Distributor, as the case may be. In no case shall any such consents be unreasonably withheld or delayed. In addition, the party required to give its consent shall have at least three (3) business days prior to the earlier of filing or first use, as the case may be, to review the proposed advertising or promotional materials.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.
SMITH BARNEY INVESTMENT TRUST
	on behalf
of itself
and the
	Funds
listed on
Schedule
A


By:
	Name:
	Title:


Salomon Smith Barney Inc.


By:
	Name:
	Title:


MASTER INVESTMENT PORTFOLIO,
on behalf of itself and Master Portfolios listed on Schedule B

By:
	Name:
	Title:

SCHEDULE A


Smith Barney U.S. 5000 Index Fund
Smith Barney EAFE Index Fund


Approved:  June 5, 2000


SCHEDULE B

MASTER INVESTMENT PORTFOLIOS

International Index Master Portfolio
US Equity Index Master Portfolio


Approved:  June 5, 2000
22
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